UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2011

SONIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-18859	73-1371046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Johnny Bench Drive Oklahoma City, Oklahoma		73104
(Address of Principal Executive Offices)		(Zip Code)

(405) 225-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 13, 2011, Sonic Corp. (the “Company”) issued a press release announcing that its Board of Directors approved a stock repurchase program effective as of October 13, 2011. Under the stock repurchase program, the Company is authorized to purchase up to $30 million of its outstanding shares of common stock from time to time, depending on share price, market conditions and other factors, as determined by the Company. The purchases may be made on the open market or in negotiated transactions, and the stock repurchase program may be extended, modified, suspended or discontinued at any time.

The press release is attached as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99	Press Release, dated October 13, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC CORP.

Date: October 13, 2011	By:	/s/ Stephen C. Vaughan
Stephen C. Vaughan,
Executive Vice President
and Chief Financial Officer